EXHIBIT 14(d)

CONSENT OF DECHERT LLP

We consent to the filing of our tax opinions as exhibits to Post-Effective Amendment No. 1 to the Registration Statement of John Hancock Variable Insurance Trust on Form N-14 (File No. 333-209038) filed with the Securities and Exchange Commission on May 4, 2016. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

/s/ Dechert LLP

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

May 4, 2016